SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
September 3, 2002

ADVOCAT INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

277 Mallory Station Road, Suite 130 Franklin, Tennessee 37067
(Address of principal executive offices)

(615) 771-7575
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address,
if changed since last report)

SIGNATURES

Item 4. Changes to Registrant’s Certifying Accountants

On July 1, 2002, Advocat Inc. (“the Company”) filed a current report on Form 8-K indicating that effective as of June 28, 2002, the Company’s management terminated Arthur Andersen LLP as its independent accountants, and that the Company was still in the process of approving new independent accountants.

As of September 3, 2002, the Company’s Board of Directors engaged BDO Seidman, LLP as its principal accountants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.

	By:	/s/ William R. Council, III

William R. Council, III
Chief Financial Officer
Date: September 4, 2002